Exhibit 99.1

omniQ’s AI Based Solutions Expands into the 1.2 Billion Person African Market

OMNIQ partners with local leading corporation Professional Logistics South Africa (Pty) Ltd (Professional)to pursue warehouse, security and Access Control opportunities

●	Professional is a South African leading solution provider of warehouse, machine vision security and access control management solutions to the global market
●	Professional addresses all aspects of the logistics and security, with specific focus on warehousing, distribution, aviation and cargo security services
●	The formed partnership, called OMNIQ Africa will offer Security, Access Control and Warehouse Management Solutions throughout the African Continent
●	First awarded purchase orders are based on recurring revenue model

SALT LAKE CITY, UNITED STATES and JOHANNESBURG, SOUTH AFRICA March 10, 2021 — OMNIQ Corp. (OTCQB: OMQS) (“omniQ “ or “the Company”), an object identification company providing Artificial Intelligence (AI)-based technology solutions to the Supply Chain Automation, Traffic Management, Public Safety and Safe City markets, has expanded its AI-based solutions into the 1.2 billion person, African market.

omniQ has partnered with South African based Professional Logistics South Africa (Professional), a provider of operations and solutions addressing all aspects of risk control to aviation and logistics companies in South Africa and other countries in the continent, and have already received initial orders to provide Security, Access Control and Warehouse Management Solutions into the South African market.

Through the partnership, omniQ and Professional will provide Fast Moving Consumer Goods (FMCG) and other warehouse and distribution center operators best-in-class Warehouse Management and surveillance, access control and security systems paired with best-in-class warehouse, distribution, and aviation operations.

Professional specializes in providing a wide range of services to the aviation and logistics industry. Professional Risk and Asset Management provides logistics security in the supply chain for top FMCG Distribution Centers and has accumulated a comprehensive and detailed knowledge of all aspects of the logistics and security industry, with specific focus on warehousing, distribution, aviation and cargo security throughout South Africa

“We are excited to meet growing demand worldwide, following the orders from Maccau, the Far East, Middle East, Israel and now from the African continent. Partnering with Professional will allow us to sell our AI based machine vision, access control, security and warehouse management technologies into Africa, starting in South Afrida, in support of Professional’s services and operations in the aviation and logistics industries throughout the country,” said Shai Lustgarten, CEO of OMNIQ.

“As Professional expands to new facilities, we are delighted to be able to install omniQ’s world class solutions for warehouse, security and access control management” said Gerhard Van Zyl Group Operations Director at Professional. With omniQ we have a synergetic partner with years of experience in the market.”

About omniQ Corp.

omniQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ ‘scustomers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com